EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8  No. 333-            ) pertaining to the Sunrise Senior Living, Inc. Employee Stock Purchase Plan of our report dated February 26, 2004, with respect to the consolidated financial statements of Sunrise Senior Living, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
November 18, 2004